                                                                   Exhibit 10.31

May 10, 2001

Mark McIlvane
c/o Clarent Corporation
700 Chesapeake Drive
Redwood City, CA  94063

Dear Mark:

I am pleased that we have been able to work out a mutually beneficial transition. This letter sets forth the substance of the separation agreement (the "Agreement") to which you and Clarent Corporation (the "Company") have agreed.

     1. Separation Date. You will resign from your position as the Company's Executive Vice President, effective as of the Effective Date of this Agreement, as set forth in paragraph 13 below, and you will resign from your employment with the Company effective December 31, 2001 (the "Separation Date").

     2. Transition Period. You will continue to report to work full time through July 31, 2001 (the "Transition Date"), except for any vacation days you take prior to that date. During the period after the Transition Date and until the Separation Date (the "Transition Period"), your responsibilities shall be in any area of your expertise, at the direction of Barry Forman (or his designee or successor), at the Company's sole discretion. During the Transition Period, the Company will continue to pay you your base salary as of the Transition Date ("Base Salary"), less standard payroll deductions and withholdings. You will not receive any bonuses or commissions, and will not accrue any vacation time, during the Transition Period.

     3. Accrued Salary and Vacation. On the Separation Date, the Company will pay you all accrued and unpaid salary earned through the Separation Date, and all accrued and unused vacation as of the Transition Date, less standard payroll deductions and withholdings.

     4. Severance Payment. In exchange for the Supplemental Release described in paragraph 14 below, the Company will make a severance payment to you in an amount equal to seven (7) months of your Base Salary, less standard payroll deductions and withholdings. The Company will make this payment on or about January 15, 2002, or the effective date of the Supplemental Release, whichever is later.

     5. Stock Options. Your Company stock options (the "Options") will continue to vest until and ending on the Separation Date. The Options will continue to be governed by the applicable stock option grants, stock option agreements and stock option plan. In particular, you have the right to exercise all vested shares of the Options for three (3) months after the Separation Date.

Mark McIlvane
May 10, 2001
Page 2

     6. Health Insurance; Other Benefits. You will remain eligible for coverage under the Company's current health insurance policies through and until the Transition Date. You will be eligible to continue your group health insurance benefits after the Transition Date, to the extent provided by federal COBRA law and the Company's current group health insurance policies. If you elect continued coverage under COBRA, the Company, as part of this Agreement, will pay your COBRA premiums through the coverage period ending on the Separation Date. Any additional insurance coverages under which you are eligible to receive benefits that are in effect as of the Effective Date shall continue through the expiration of their current policy periods, and will not be renewed by the Company on your behalf.

     7. Other Compensation or Benefits. You acknowledge that you will not receive from the Company any additional compensation (including but not limited to salary, bonuses, commissions or stock option grants), severance or benefits after the Separation Date, except as expressly provided in this Agreement.

     8. Expense Reimbursements. You agree that within thirty (30) business days after the Transition Date you will submit your final documented expense reimbursement statement reflecting all business expenses you have incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practices. You will promptly submit for reimbursement any further statements reflecting business expenses you incur during the Transition Period.

     9. Return of Company Property. You agree to return to the Company, not later than ten (10) business days after the Transition Date, all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time (collectively, "Company Material"), including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, training materials, computer-recorded information, tangible property including, but not limited to, computers, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof); provided, however, that you may retain your Company laptop computer, so long as you permit the Company, not later than ten (10) days after the Transition Date, to remove all Company Material from the laptop, except any such material the Company determines is needed for the performance of your duties to the Company. During the Transition Period, you may receive new Company Material as necessary to perform your responsibilities during the Transition Period, and you agree to return promptly all such Company Material when no longer needed to perform such responsibilities.

     10. Proprietary Information. You agree to sign, not later than the Effective Date, and to fully comply with, the Company's standard Employee Proprietary Information and Inventions Agreement, in the form attached as Exhibit A hereto. Among other obligations in such agreement, you agree not to use or disclose, at any time, any confidential or proprietary

Mark McIlvane
May 10, 2001
Page 3

information of the Company without prior written authorization from a duly authorized representative of the Company, except in the performance of your duties to the Company.

     11. Nondisparagement. Both you and the Company (by its officers and directors) agree not to disparage the other party, or the other party's officers, directors, employees, shareholders, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided, however, that both you and the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

     12. Release of Claims. In exchange for the consideration provided in paragraphs 1 and 2 above, to which you would not otherwise be entitled, you hereby agree to release, acquit and forever discharge the Company and its officers, directors, agents, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Agreement, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state, local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; harassment; emotional distress; and breach of the implied covenant of good faith and fair dealing. The releases given herein shall not bar any claim for breach of the terms of this Agreement.

     13. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that arise after the date you sign this Agreement;
(b) you should consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the date you sign this Agreement to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation

Mark McIlvane
May 10, 2001
Page 4

period has expired, which will be the eighth day after you sign this Agreement (the "Effective Date").

     14. Supplemental Release. In consideration of and as a condition to receiving the payment provided in paragraph 4 above, to which you would not otherwise be entitled, you agree to sign and return to the Company a supplemental release of claims (the "Supplemental Release"), in the form attached hereto as Exhibit B, on or after the Separation Date.

     15. Waiver. In granting the release herein, you acknowledge that you understand that you are waiving the benefit of California Civil Code section 1542, which states:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

     16. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you will not disclose the provisions of this Agreement to any current or former Company employee or any other Company personnel, except to the extent necessary to enforce its terms.

     17. Dispute Resolution. To ensure rapid and economical resolution of any and all disputes that may arise in connection with this Agreement, you and the Company agree that any and all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, will be resolved solely and exclusively by final, binding, and confidential arbitration, by a single arbitrator, in San Francisco, California, and conducted by Judicial Arbitration & Mediation Services, Inc. ("JAMS") under its then-existing employment rules and procedures. Nothing in this section, however, is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

     18. Entire Agreement. This Agreement, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the

Mark McIlvane
May 10, 2001
Page 5

Company with regard to the subject matters hereof. Except as provided herein, the Agreement supersedes and merges any and all agreements entered into by and between you and the Company, including but not limited to the letter agreements between you and the Company dated June 9, 1997 and June 1, 1998, attached hereto as Exhibits C and D, respectively. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

     19. Successors and Assigns. This Agreement will bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and will inure to the benefit of each party, its heirs, successors and assigns.

     20. Applicable Law. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California, without regard to conflicts of laws.

     21. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof will be unimpaired. The court or arbitrator will then have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Mark McIlvane
May 10, 2001
Page 6

     22. Counterparts. This Agreement may be executed in two counterparts, each of which will be deemed an original, all of which together constitutes one and the same instrument.

If this Agreement is acceptable to you, please sign below and return the original to me. Please sign and return the Supplemental Release (Exhibit B) to me on or after the Separation Date.

I wish you luck in your future endeavors.

Sincerely,

Clarent Corporation

By: /s/ Joanne Webster
    ------------------------------------------
    Joanne Webster
    Vice President, Worldwide Human Resources

Exhibit A Employee Proprietary Information and Inventions Agreement Exhibit B Supplemental Release
Exhibit C  June 9, 1997 Letter Agreement
Exhibit D  June 1, 1998 Letter Agreement

Understood and Agreed:

/s/ Mark McIlvane
-----------------
Mark McIlvane

Date:  05/14/2001
       ----------

                                   Exhibit A

           EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                   Exhibit B

                             SUPPLEMENTAL RELEASE

                 (To be signed on or after December 31, 2001)

In further consideration of the separation agreement between Clarent Corporation (the "Company") and me dated May 10, 2001, and in particular the severance payment provided in paragraph 4 thereof, I hereby release, acquit and forever discharge the Company, its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I sign this Supplemental Release ("Release"), including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have had twenty-one (21) days to consider this Release; (d) I have seven (7) days following the date I sign this Release to revoke the Release; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me.

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which states: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of

                                      1.

any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

                                           By:______________________________
                                                Mark McIlvane

                                           Date:____________________________

                                      2.

                                   Exhibit C

                         JUNE 9, 1997 LETTER AGREEMENT

                                   Exhibit D

                         JUNE 1, 1998 LETTER AGREEMENT